                                                                   Exhibit 10.29

Power PC Confidential                                       IBM
Disclosure Agreement

_____________________________________________________________________________
                         [IBM LETTERHEAD APPEARS HERE]

Embedded Support Tools ("Embedded Support"), ("Recipient") and International Business Machines Corporation ("IBM") agree that the following terms and conditions apply when IBM discloses, to Recipient under this Agreement, confidential Information ("Information") that may include Information considered to be confidential to Motorola, Incorporated. Recipient and IBM agree that our mutual objective under this Agreement is to provide appropriate protection for Information while maintaining our ability to conduct our respective business activities.

1.  ASSOCIATED CONTRACT DOCUMENTS
-----------------------------------

Each time IBM wishes to disclose specific Information to Recipient, IBM will issue a Supplement to this Agreement ("Supplement") before disclosure. The Supplement will identify Recipient's person designated to be its Point of Contact for the disclosure and will contain the initial and Final Disclosure Dates. If either of these dates is omitted from the Supplement, such data will be deemed to be the actual date of disclosure. Confidential Information becomes subject to this Agreement on the Initial Disclosure Date. The Supplement will also contain a non-confidential description of the specific Information to be disclosed and any additional terms and conditions for that Information.

The only time Recipient and IBM are required to sign the Supplement is when it contains additional terms and conditions. When signatures are not required, and except as hereinafter provided, Recipient indicates acceptance of Information under the terms and conditions of this Agreement by participating in the disclosure, after receipt of the Supplement. If Recipient provides IBM prior notice that it objects to the receipt of any Information corresponding to the respective non-confidential description thereof in the Supplement, IBM shall not make the particular disclosure. Otherwise, the disclosure shall proceed as provided herein.

2.  DISCLOSURE
    ----------

IBM's and Recipient's Points of Contact will coordinate and control the disclosure.

Confidential Information will be disclosed either:

(a)  in writing;

(b)  by delivery of items;

(c) by initiation of access to Information, such as may be contained in a database; or

(d)  by oral and/or visual presentation.

Confidential Information shall be marked with a restrictive legend, such as "IBM Confidential", "Motorola Confidential Proprietary" or IBM Confidential/Motorola Confidential Proprietary. If INFORMATION is not marked with such legend or is disclosed orally and/or visually, (1) the Information will be identified as confidential at the time of disclosure, and (2) IBM will promptly provide Recipient with written confirmation.

3.  OBLIGATION OF CONFIDENTIALITY
    -----------------------------

Recipient will use the same care and discretion to avoid disclosure, publication or dissemination of Information as it uses with its own similar information that it does not wish to disclose, publish or disseminate. The obligation of confidentiality applies to the tangible and intangible forms of the Information including any ideas, concepts, know-how or techniques contained in Information. Subject to Section 5, Recipient may use the tangible forms of Information only: (1) to determine the feasibility of entering into a mutually beneficial business arrangement with IBM and for purposes of negotiating such an arrangement, and (2) to design, develop, market, sell, lease, or otherwise dispose of software and hardware tools, for use in the design or development of microprocessor or other integrated circuits; provided, however, that Recipient may not incorporate tangible Information into any software or hardware tool that would be made available to other than IBM or Motorola. Recipient is not authorized to use the tangible forms of Information in any way other than as described in the preceding sentence. Recipient's obligation of confidentiality extends to all Residuals contained in the Information. The term "Residuals" shall mean Information in intangible form, including ideas, concepts, techniques and know-how contained therein, which may be retained in the minds of those who have had rightful access the Information. Subject to Recipient's obligation of confidentiality, as described above, and subject to Section 5, Recipient is free to use such Residuals for any purpose.

Recipient may disclose Information to:

a) its employees who have a need to know to permit Recipient to use the Information as authorized by this Agreement; and b) any other party with IBM's prior written consent.

Before disclosure to any of the above parties, Recipient will secure appropriate written agreements with each such party sufficient to enable Recipient to comply with its obligations undertaken in this Agreement.

Recipient may disclose Information to the extent required by law. However, Recipient must give IBM prompt notice and make a reasonable effort to obtain a protective court order.

Recipient agrees that all Information received is and will remain the property of IBM and/or of Motorola and that such shall not be copied or reproduced without the express written permission of IBM. After the authorized activities described in this Agreement are completed or upon termination or expiration of this Agreement, and upon written request, Recipient will return all the Information to IBM along with all copies or certify by written memorandum that all such Information has been destroyed, except that Recipient may retain archival copies of the Information, which are to be used only in case of resolving a dispute concerning this Agreement.

Nothing in this Agreement creates any obligation in any way limiting or restricting assignment and/or reassignment of employees.

4.  CONFIDENTIALITY PERIOD
    ----------------------

Disclosed Information continues to be subject to this Agreement for five years following the Final Disclosure Date.

5.  EXCEPTIONS
    ----------

No obligation of confidentiality applies to any Information that Recipient:

a) already rightfully possesses without obligation of confidentiality; b) develops independently; or c) rightfully receives without obligation of confidentiality from a third party.

No obligation of confidentiality applies to any Information that is, or becomes, publicly available without breach of this Agreement.

Neither this Agreement nor any disclosure of Information grants Recipient any license or immunity from IBM, Motorola or any other third party, either directly or by implication, estoppel or otherwise, under any patents, trademarks, trade names, service marks, trade secrets (except as might be permitted elsewhere in this Agreement), mask works, copyrights, or any other intellectual property rights.

6.  DISCLAIMERS
    -----------

IBM PROVIDES ALL INFORMATION ON AN "AS IS" BASIS.

Neither IBM nor Motorola will be liable for any damages arising out of the use of Information. Disclosure of Information containing business plans is for planning purposes only. IBM and Motorola may change or cancel their plans at any time. Therefore, use of such Information is at Recipient's own risk. None of the Information which may be disclosed by IBM to Recipient hereunder will constitute any representation, warranty, assurance or guarantee by IBM or Motorola with respect to infringement, misappropriation or violation of any of the intellectual property rights of third parties.

7.  EXPORT LAW COMPLIANCE
    ---------------------

Technology, software and/or commodities furnished under this Agreement are subject to United States export/reexport control laws and regulations. Recipient agrees to comply with such laws and regulations. Including complying with the terms of the U.S. license authorizing IBM to furnish the technology, software and/or commodities to Recipient. Unless authorized by appropriate government license or regulations, Recipient agrees not to export, directly or indirectly, any technology, software and/or commodities provided by IBM or their direct product to the following countries or to nationals of any of the following countries. Albania, Bulgaria, Cambodia, Cuba, Estonia, Iran, Iraq, Laos, Latvia, Libya, Lithuania, Mongolia, North Korea, People's Republic of China, Romania, Syria, Bosnian-Serb occupied area of Bosnia/Herzegovina, the geographic area formerly known as the Union of Soviet Socialist Republics, Vietnam and Federal Republic of Yugoslavia (Serbia and Montenegro). The foregoing obligations survive the termination of any agreement or other arrangement under which the technology, software, or commodities were provided to Recipient.

8.  MOTOROLA CONFIDENTIAL INFORMATION
    ---------------------------------

Recipient acknowledges that Motorola is a third party beneficially to this Agreement, having all the rights to enforce the terms and conditions of this Agreement as regards Information considered to be confidential to Motorola.

To the extent that any Information disclosed to Recipient under this Agreement comprises software which is subject to the terms of an IBM or Motorola software licensing agreement, Recipient will be required to execute such a software licensing agreement prior to receipt of such Information. In the event of a conflict between the terms of such a software licensing agreement and the terms of this Agreement, the terms of the software licensing agreement shall prevail.

9.  TERM
    ----

This Agreement shall commence on the date it is fully executed by the parties and will continue for one (1) year thereafter, unless terminated by either party; however, the duty to protect Information and to comply with all applicable export laws as stated in this Agreement shall survive the termination or expiration of this Agreement, and shall apply to Recipient's successors and assigns.

10. GENERAL
    -------

This Agreement does not require either party to disclose or to receive information.

No other rights, express or implied, are granted to Recipient by this Agreement.

Neither party may assign its rights or delegate its duties or obligations under this Agreement without the other party's prior written consent. Any attempt to do so is void.

IBM may modify the terms and conditions of this Agreement by giving Recipient three months' written notice. Any such modification will apply only to Information for which the initial disclosure Date is on or after the effective date specified in the notice. Otherwise, only a written agreement signed by Recipient and IMB can modify this Agreement.

Either party may terminate this Agreement by providing on month's written notice to the other. Any provisions of this Agreement which by their nature extend beyond its termination will remain in effect beyond such termination until fulfilled and will apply to either party's successors and assigns.

If there is a conflict between the terms and conditions of this Agreement and Supplement, those of the Supplement prevail. Except as modified by a Supplement, the terms and conditions of this Agreement remain in full force and effect.

The laws of the State of New York govern this Agreement.

The parties acknowledge that they have read this Agreement, understand it, and agree to be bound by its terms and conditions. Further, they agree that the complete and exclusive statement of the agreement between the parties relating to this subject shall consist of this Agreement and its Supplements. This statement of the agreement supersedes all proposals or other prior agreements, oral or written, and all other communications between the parties relating to this subject. Any reproduction of this Agreement by reliable means will be considered an original of this document.

Embedded Support Tools               International Business Machines Corporation

By: /s/ Peter Dawson                 By: /s/  Ronald J. Tessitore
    --------------------                 -----------------------------
Name:  Peter Dawson                  Name:   Ronald J. Tessitore
Title: President                     Title:  Director of Embedded
                                             PowerPC Product Solutions
Date:  6/5/98                        Date:   6/25/98
Phone: 781-828-5588 Fax 781-575-149

                             SUPPLEMENT TO POWERPC
                       CONFIDENTIAL DISCLOSURE AGREEMENT


    Referenced Agreement:  V3757             Supplement Number:  1

    Initial Disclosure Date: June 1, 1998    Final Disclosure Date: June 1, 1999

    Recipient's Point of Contact:            IBM's Point of Contact:

       Embedded Support Tools                   Ricardo Gariazzo
       Jim O'Brien                              11400 Burnet Road
       120 Royal Street                         Internal Zip 4329
       Canton, MA  02021                        Austin, Texas 78758

       Confidential Information:

       IBM RISCWatch drivers' source code

       Additional Terms and Conditions


Notwithstanding the use restriction contained in first paragraph of Section 3 of the Referenced Agreement, Recipient is authorized to use the Information identified in the Supplement only to facilitate the design of systems that will use microprocessors designed by Motorola and/or IBM using the information; provided, however, that Recipient shall not be authorized, without the prior written consent of Motorola and/or IBM, to use the Information to design, develop, market, sell, lease, or otherwise dispose of any data processing system, or any portion thereof, that implements, either in hardware or in software, any portion of any data processor architecture, any portion of any data processing system design or any other Information disclosed to Recipient under this Agreement, unless the only portions of the data processing system which embody, incorporate or are based upon any portion of the information are one or more integrated circuits designed by IBM and/or Motorola using the information and manufactured by IBM, Motorola, or an IBM-authorized license.

The parties acknowledge that they have read this Supplement, understand it and agree to be bound by its terms and conditions. Further they agree that this Supplement and the referenced Agreement are the complete and exclusive statement of the agreement between the parties relating to this subject, superseding all proposals or other prior agreements, oral or written, and all other communications between the parties relating to this subject. Any reproduction of this Supplement by reliable means will be considered an original of this document.

Embedded Support Tools               International Business Machines Corporation

By: /s/ Peter Dawson                 By: /s/  Ronald J. Tessitore
    ------------------                   --------------------------
Name:   Peter Dawson                 Name:  Ronald J. Tessitore
Title:  President                    Title: Director of Embedded
                                            PowerPC Product  Solutions
Date:  6/5/98                        Date:  6/25/98
Phone: 781-828-5588 Fax 781-575-1499